Exhibit 4.167

Form 3000-3	UNITED STATES	FORM APPROVED
(January 2010)	DEPARTMENT OF THE INTERIOR	OMB NO. 1004 -0034
	BUREAU OF LAND MANAGEMENT	Expires: July 31, 2012
	ASSIGNMENT OF RECORD TITLE INTEREST IN A	Lease Serial No.
	LEASE FOR OIL AND GAS OR GEOTHERMAL RESOURCES	CACA 43302
Lease Effective Date
	Mineral Leasing Act of 1920 (30 U.S.C. 181 et seq.)	(Anniversary Date)
	Act for Acquired Lands of 1947 (30 U.S.0 351 - 359)	10/01/2009
	Geothermal Steam Act of 1970 (30 U.S.C. 1001 -1025)	New Serial No.
Department of the Interior Appropriations Act, Fiscal Year 1981 (42 U.S.C. 6508)
Type or print plainly in ink and sign in ink.

PART A: ASSIGNMENT

1.	Assignee*	NGP Truckhaven LLC
	Street	840-1140 West Pender Street
	City, State, Zip Code	Vancouver, BC V6E 4G1 CANADA	la. Assignor Iceland America Energy, Inc.

*If more than one assignee, check here [   ] and list the name(s) and address(es) of all addtional assignees on page 2 of this form or on a separate attached sheet of paper.

This record title assignment is for. (Check one) [ ] Oil and Gas Lease, or	[ X ] Geothermal Lease
Interest conveyed: (Check one or both, as appropriate) [ X ] Record Title,	[ ] Overriding Royalty, payment out of production or other similar interests or payments

2. This assignment conveys the following interest:
Land Description		Percent of Interest		Percent of
Additional space on page 2, if needed. Do not submit documents or agreements other than this form; such documents or agreements shall only be referenced herein.	Owned	Conveyed	Retained	Overriding Royalty
Similar Interests
				Reserved	Previously
reserved
or conveyed
a	b	c	d	e	f
T. 11 S. R. 10 E. SBM	100%	100%	0%

Section 18, All

FOR BLM USE ONLY - DO NOT WRITE BELOW THIS LINE
UNITED STATES OF AMERICA

This assignment is approved solely for administrative purposes. Approval does not warrant that either party to this assignment holds legal or equitable title to this lease.

[ X ] Assignment approved for above described lands;	[ ] Assignment approved for attached land description

Assignment approved effective Jul 01 2011	[ ] Assignment approved for land description indicated on reverse of this form

By /s/ Debra Marsh	/s/ Supervisor Branch of Adjudication	Jun 20 2011
Bureau of Land Management	Title	Date
(Continued on page 2)

Part A (Continued): ADDITIONAL SPACE for names and addresses of additional assignees in Item No.1, if needed, or for Land Description in Item No. 2, if needed.

PART B - CERTIFICATION AND REQUEST FOR APPROVAL

1.	The Assignor certifies as owner if an interest in the above designated lease that he/she hereby assigns to the above assignee(s) the rights specified above.

2.
Assignee certifies as follows: (a) Assignee is a citizen of the United States; an association of such citizens; a municipality; or a corporation organized under the laws of the United States or of any State or territory thereof. For the assignment of NPR-A leases, assignee is a citizen, national, or resident alien of the United States or association of such citizens, nationals, resident aliens or private, public or municipal corporations, (b) Assignee is not considered a minor under the laws of the State in which the lands covered by this assignment are located; (c) Assignee's chargeable interests, direct and indirect, in each public domain and acquired lands separately in the same State, do not exceed 246,080 acres in oil and gas leases (of which up to 200,000 acres may be in oil mid gas options), or 300,000 acres in leases in each leasing District in Alaska of which up to 200,000 acres may be in options, if this is an oil and gas lease issued in accordance with the Mineral Leasing Act of 1920, or 51,200 acres in any one State if this is a geothermal lease; (d) All parties holding an interest in the assignment are otherwise in compliance with the regulations (43 CFR Group 3100 or 3200) and the authorizing Acts; (e) Assignee is in compliance with reclamation requirements for all Federal oil and gas lease holdings as required by sec. 17(g) of the Mineral Leasing Act; and (1) Assignee is not in violation of sec 41 of the Mineral Leasing Act.

3.	Assignee's signature to this assignment constitutes acceptance of all applicable terms, conditions, stipulations and restrictions pertaining to the lease described herein.

For geothermal assignments, an overriding royalty may not be less than one-fourth (1/4) of one percent of the value of output, nor greater than 50 percent of the rate of loyalty due to the United States when this assignment is added to all previously created overriding royalties (43 CFR 3241).

I certify that the statements made herein by me are true, complete, and correct to the best of my knowledge and belief and are made in good faith.

Executed this 31st day of May 2011	Executed this 31st day of May 2011

Name of Assignor as shown on current lease	Iceland America Energy, Inc
(Please type or print)

Assignor	/s/ CEO		Assignee	/s/ CEO
	(Signature)			(Signature)

or			or

Attorney-in-fact			Attorney-in-fact
	(Signature)			(Signature)

707 Wilshire Blvd., Suite 4500
(Assignor’s Address)

Los Angeles	CA	90017
(City)	(State)	(Zip Code)

Title 18 U.S.C. See.1001 makes it a crime for any person knowingly and willfully to make to any Department or agency of the United States any false, fictitious, or fraudulent statements or representations as to any matter within its jurisdiction.
(Continued on page 3)	(Form 3000-3, page 2)